SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 of 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
October 2, 2008

NMS Communications Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State of Incorporation or Organization)

0-23282	04-2814586
(Commission File Number)	(I.R.S. Employer Identification No.)

100 Crossing Boulevard, Framingham, Massachusetts	01702
(Address of Principal Executive Offices)	(Zip Code)

(508) 271-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers.

On October 2, 2008, NMS Communications Corporation (the “Company”) and Joel Hughes, President of the Company’s LiveWire Mobile business, entered into an amendment to Mr. Hughes’s severance protection agreement pursuant to which it is agreed that the proposed sale (the “Asset Sale”) of the Company’s NMS Communications Platform business to Dialogic Corporation (“Dialogic”), pursuant to an Asset Purchase Agreement by and between the Company and Dialogic, dated as of September 12, 2008 (the “Asset Purchase Agreement”), will not constitute a change in control under his severance protection agreement.

On October 2, 2008, the Company and Todd Donahue, the Company’s Vice President of Finance, Chief Accounting Officer and Controller, entered into an amendment to Mr. Donahue’s severance protection agreement pursuant to which it is agreed that the Asset Sale will not constitute a change in control under his severance protection agreement.

On October 2, 2008, the Company and Robert Schechter, the Company’s Chief Executive Officer and Chairman of its Board of Directors, entered into an amendment to Mr. Schechter’s severance protection agreement pursuant to which Mr. Schechter agreed to forego a bonus amount of $434,720 that he would otherwise have been entitled to under his severance protection agreement upon the termination (i) by him for good reason (as defined in this severance protection agreement) or (ii) by the Company without cause (as defined in this severance protection agreement), within 6 months following the consummation of the Asset Sale.

On October 2, 2008, the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) approved transaction bonuses (each a “Transaction Bonus” and together the “Transaction Bonuses”) to each of (i) Herbert Shumway, the Company’s Senior Vice President of Finance and Operations, Chief Financial Officer and Treasurer, in the amount of $150,000 and (ii) Mr. Donahue, in the amount of $75,000. The Compensation Committee approved the Transaction Bonuses in recognition of the importance to the Company and its stockholders of assuring that the Company has the continued dedication and full attention of Messrs. Shumway and Donahue prior to the consummation of the Asset Sale and to reward these employees for their contributions toward a successful completion of the Asset Sale. If the Asset Sale is consummated, Messrs. Shumway and Donahue will be entitled to receive a lump sum cash payment in an amount equal to the full amount of his Transaction Bonus on the date that is 30 days after the date of consummation of the Asset Sale. Each of Mr. Shumway and Mr. Donahue must remain employed with the Company through the date of consummation of the Asset Sale in order to qualify for his Transaction Bonus.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NMS COMMUNICATIONS CORPORATION
October 7, 2008	By: /s/ ROBERT P. SCHECHTER
Name: Robert P. Schechter
Title: Chief Executive Officer and Chairman of the Board of Directors